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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): February 7, 2003

                        Commission File Number: 000-31735

                             MICROSIGNAL CORPORATION
             (Exact name of Registrant as specified in its charter)

         Nevada                                           88-0231200
         ------                                           ----------
(State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification Number)

                 345 Southpointe Boulevard Canonsburg, PA 15317
                 ----------------------------------------------
                Address of principal executive offices)(Zip Code)

Company's telephone number, including area code:  (724) 746-9476
                                                  ---------------

                          PRO GLASS TECHNOLOGIES, INC.
                          ----------------------------
               #8 3927 Edmonton Trail NE, Calgary Alberta T2E 6T1
               --------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 1.  Changes in Control of Registrant.

On February 7, 2003, MicroSignal Corporation (the "Company") entered into a Collateral Loan Agreement and Promissory Note with an unaffiliated entity, Mercatus & Partners, Ltd. ("Mercatus") wherein Mercatus agreed to loan the sum of $1,500,000 to the Company. The Company intends to use the loan proceeds to upgrade its proprietary products as well as increasing its planned operations. The loan is for a term of five years with the Company making interest only payments for the first twelve months. The loan is non-recourse and secured with 93,750,000 shares of the Company's common stock.

In connection with the loan, on February 13, 2003, the Company increased its authorized capital from 50,000,000 shares of common stock to 200,000,000 shares of common stock.

ITEM 2.  Acquisition or Disposition of Assets.

ITEM 3.  Bankruptcy or Receivership.

ITEM 4.  Changes in Registrant's Certifying Accountants.

ITEM 5.  Other Events and Regulation FD Disclosure.

On February 13, 2003, the Company's Board of Directors and majority shareholder approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized common shares from 50,000,000 shares to 200,000,000 shares. The par value remains the same.

ITEM 6.  Resignations of Registrant's Directors

ITEM 7.  Financial Statements and Exhibits.

         (c) Exhibits.

          Collateral Loan Agreement and Promissory Note


                   February 21, 2003 MICROSIGNAL CORPORATION


                                               /s/ Matthew G. McConaghy
                                              --------------------------------
                                               Matthew G. McConaghy, President

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